UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 30, 2013, Gladstone Investment Corporation (the “Company”), through one of its wholly-owned subsidiaries, Gladstone Business Investment, LLC (“Business Investment”), entered into a fifth amended and restated credit agreement (the “Credit Facility”), to increase the maximum commitment amount of the revolving line of credit from $60 million to $70 million and extended the maturity date approximately six months to April 30, 2016 (the “Maturity Date”). The Credit Facility was arranged by Key Equipment Finance, Inc., as Administrative Agent, Lead Arranger and a Lender, with Branch Banking and Trust Company joining as a Lender and Managing Agent and Gladstone Management Corporation, the Company’s affiliated investment adviser, as Servicer. Subject to certain terms and conditions, the Credit Facility may be expanded up to a total of $200 million through the addition of other lenders to the facility.

If the Credit Facility is not renewed or extended by the Maturity Date, all principal and interest will be due and payable on or before April 30, 2017 (one year after the Maturity Date). In addition, there are two one-year extension options to be agreed upon by all parties, which may be exercised on or before April 30, 2014 and 2015, respectively. Advances under the Credit Facility remain unchanged, where they will generally bear interest at the 30-day London Interbank Offered Rate, plus 3.75% per annum with an unused fee of 0.50% on undrawn amounts. The Company incurred fees of approximately $0.3 million in connection with this amendment.

The foregoing description of the Credit Facility is not complete and is qualified in its entirety by the full text thereof, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein. The Company also issued a press release announcing the amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of April 30, 2013, by and among Gladstone Business Investment, LLC, as Borrower, Gladstone Management Corporation, as Servicer, the Financial Institutions as party thereto, as Lenders and Managing Agents and Key Equipment Finance, Inc., as Administrative Agent and Lead Arranger.

99.1	Press Release issued by Gladstone Investment Corporation on May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

May 2, 2013	By: /s/ David Watson (David Watson, Chief Financial Officer and Treasurer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of April 30, 2013, by and among Gladstone Business Investment, LLC, as Borrower, Gladstone Management Corporation, as Servicer, the Financial Institutions as party thereto, as Lenders and Managing Agents and Key Equipment Finance, Inc., as Administrative Agent and Lead Arranger.

99.1	Press Release issued by Gladstone Investment Corporation on May 2, 2013.